Exhibit 16.1

McGladrey & Pullen, LLP
Town Centre, Ste. 300, 221 3rd Ave. SE
Cedar Rapids, IA 52401-1512
O 319.366.2791 F 319.366.6970
www.mcgladrey.com

March 18, 2008

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read MidWestOne Financial Group, Inc.’s statements included under Item 4.01 of its Form 8-K filed on March 14, 2008, and we agree with such statements concerning our firm.

Sincerely,

/s/ McGladrey & Pullen, LLP

McGLADREY & PULLEN, LLP

McGladrey & Pullen, LLP is a member firm of RSM International,

an affiliation of separate and independent legal entities.